Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
MUTUALFIRST FINANCIAL, INC.	UNIVERSAL BANCORP
David W. Heeter	William B. McNeely
(765) 747-2880	(812) 384-4431

Release Date:	October 4, 2017

MUTUALFIRST FINANCIAL, INC. AND UNIVERSAL BANCORP
ANNOUNCE MERGER AGREEMENT

Combination Expands MutualFirst's Presence into Central and Southern Indiana
Creates Community Bank with $2 Billion of Assets

Muncie, IN – MutualFirst Financial, Inc. (Nasdaq: MFSF) ("MutualFirst") and Universal Bancorp ("Universal") announced today that they have entered into a definitive agreement (the "Agreement") pursuant to which Universal will be merged into MutualFirst, with MutualFirst being the surviving entity. Upon the closing of the transaction, BloomBank, the wholly owned bank subsidiary of Universal, will merge into MutualFirst's wholly owned bank subsidiary, MutualBank. The merger will expand MutualFirst's presence into Central and Southern Indiana. At closing, the combined company is expected to have $2 billion in total assets. This transaction will increase MutualFirst's branch network to a total of 40 branches.

MutualFirst will acquire 100% of the outstanding shares of Universal in exchange for a mixture of cash and common shares of MutualFirst. Under the terms of the Agreement, shareholders of Universal will be entitled to receive 15.6 shares of MutualFirst common stock plus $250.00 in cash for each common share of Universal. The transaction, which has been unanimously approved by both MutualFirst's and Universal's boards of directors, is expected to close in the first quarter of 2018, pending receipt of regulatory approvals, the approval of the shareholders of Universal and other customary closing conditions.

The cash and stock transaction is valued at approximately $65.6 million, based on MutualFirst's closing stock price as of October 2, 2017.

The merger is expected to be accretive to MutualFirst's earnings per share in 2018 and with cost savings fully implemented in 2019 the accretion is projected to be approximately 13%. The tangible book value dilution at closing of 3.1% is expected to be earned back in approximately 2.2 years using the "crossover" method. Key transaction assumptions include a gross loan credit mark of $4.4 million and MutualFirst is expected to realize 25% cost savings on BloomBank's non-interest expense.

Mark Barkley, Chairman of BloomBank said "We view MutualFirst as a larger version of BloomBank, with a continued strong commitment to the communities we serve, our customers, and our dedicated employees.  It is a natural evolvement to move forward with a strong partner with increased opportunities for all."

Dave Heeter, President and CEO of MutualFirst said, "Merging with Universal is a very beneficial transaction that will enable us to increase the value of the franchise for the benefit of our shareholders. We will continue to pursue all strategies available to maintain and improve financial performance in order to maximize shareholder value."

William McNeely, President of Universal noted, "We are pleased to join with a partner like MutualFirst that shares our commitment to community banking. The larger size of the combined company will benefit our customers and communities with a broader array of products and services.  We are very pleased to find a partner who we think is a mirror image of BloomBank in their commitment to community, customers and staff."

Keefe, Bruyette & Woods is serving as financial advisor to MutualFirst, and Silver, Freedman, Taff & Tiernan LLP is serving as legal counsel. Boenning & Scattergood, Inc. is serving as financial advisor and rendered a fairness opinion to Universal, and SmithAmundsen is serving as legal counsel.

Conference Call Information

MutualFirst Financial, Inc. and Universal Bancorp will host a joint webcast conference call to discuss the financial aspects and other details of the business combination at 11:00 a.m. Eastern time on Thursday, October 5, 2017.  To access the call, please dial (877) 870-4263 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 317-0790 (International) and request to join the "MutualFirst Financial, Inc. call."  The number should be dialed five to ten minutes prior to the start of the conference call.  The conference call will also be accessible as an audio webcast at https://www.webcaster4.com/Webcast/Page/1764/22911.  A replay of the conference call will be available one hour after the completion of the live call at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); replay access code 10112964.  The webcast will be archived on the Investor Relations section of MutualFirst Financial's website for 12 months.

About MutualFirst Financial, Inc.

MutualFirst Financial, Inc. is the holding company for MutualBank. MutualBank is an Indiana-chartered commercial bank that was originally organized in 1889. MutualBank conducts business from its headquarters and main office in Muncie, Indiana as well as 26 additional full-service retail financial centers in Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph, Wabash and Allen Counties in Indiana.  MutualBank also has a loan production office in New Buffalo, Michigan and MutualWealth, its trust and wealth management arm, has two offices in Fishers and Crawfordsville, Indiana.

About Universal Bancorp

Universal Bancorp is the holding company for BloomBank. BloomBank is headquartered in Bloomfield, Indiana and has provided community banking services to customers since 1873.  BloomBank currently operates 13 full-service locations in Central and Southern Indiana.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to MutualFirst and Universal, or other effects of the proposed merger on MutualFirst and Universal. These forward-looking statements include statements with respect to MutualFirst's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond MutualFirst's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by MutualFirst with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: the ability to obtain regulatory approvals and satisfy other closing conditions to the merger, including approval by shareholders of Universal; delay in closing the merger; difficulties and delays in integrating the Universal business or fully realizing anticipated cost savings and other benefits of the merger; business disruptions following the merger; the strength of the United States economy in general and the strength of the local economies in which MutualFirst and Universal conduct their operations; general economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of MutualFirst's loan, investment and mortgage-backed securities portfolios, changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting MutualFirst's operations, markets, products, services and fees; and the success of MutualFirst at managing the risks involved in the foregoing.

Annualized, pro forma, projected and estimated numbers presented herein are presented for illustrative purposes only, are not forecasts and may not reflect actual results.

MutualFirst does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of MutualFirst to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to MutualFirst's business, you are encouraged to review MutualFirst's filings with the SEC, including its most recent Annual Report on Form 10-K, as supplemented by its quarterly or other reports subsequently filed with the SEC.

No Offer or Solicitation:

This press release is being provided for informational purposes only and does not constitute (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, (ii) an offer to exchange any securities or (iii) the solicitation of any vote for approval of any transaction. There shall not be any offer, solicitation, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation, sale, or exchange is not permitted.

Additional Information:

MutualFirst will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Universal, that also constitutes a prospectus of MutualFirst, which will be sent to the shareholders of Universal. Universal shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about MutualFirst, Universal, and the proposed transaction. When filed, this document and other documents relating to the merger filed by MutualFirst can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing MutualFirst's investor relations website at http://bankwithmutual.com, then navigating to 'SEC Filings.' Alternatively, these documents, when available, can be obtained free of charge from MutualFirst upon written request to MutualFirst Financial, Inc., Attn: Investor Relations, 110 East Charles Street, Muncie, Indiana 47305 or by calling (765) 747-2800 or from Universal upon written request to Universal Bancorp, Attn: Investor Relations, 48 North Washington Street, Bloomfield, Indiana 47424.

Participants in this Transaction:

MutualFirst, Universal, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Universal's shareholders in connection with the proposed transaction. Information about the directors and executive officers of MutualFirst may be found in the definitive proxy statement of MutualFirst relating to its 2017 Annual Meeting of Shareholders filed with the SEC by MutualFirst on March 24, 2017. This definitive proxy statement can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Universal will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.